Oakley Appoints Scott Olivet Chief Executive Officer and Director, Effective October 10, 2005

Jim Jannard Continues as Chairman of the Board and Chief Mad Scientist

FOOTHILL RANCH, Calif., Sept. 20, 2005 (PRIMEZONE) -- Oakley, Inc. (NYSE:OO) today announced the appointment of Scott Olivet as chief executive officer and director effective October 10, 2005. Until such date, he will serve part-time in an advisory capacity as an employee of the company. Mr. Olivet will succeed Oakley, Inc. founder, Chairman and Chief Executive Officer Jim Jannard who will continue as chairman of the board of directors.

"We are extremely excited with the appointment of Scott Olivet as the new CEO and leader of Oakley's unique blend of 'science meets sculpture' philosophy," said Jannard. "Scott brings a broad base of exceptional business acumen including a well-demonstrated record of driving growth and profitability, strategic intuition, product development and retail experience that will strengthen and grow the Oakley brand."

"Oakley has shown tremendous growth in the last few years as the product diversification and retail expansion strategies continue to gain critical mass. I am honored to join this strong and experienced management team and build on the success and worldwide reputation that Jim has worked so diligently to create over the last 30 years," said Olivet. "Oakley is an exceptional brand that possesses an authenticity that can't be replicated; product that is unsurpassed in its performance innovation, design and quality; and dedicated consumers loyal in their passion for the 'O'."

"Scott has the ideal combination of skills, experience and background to lead Oakley into the next stages of our company's evolution," said Link Newcomb, chief operating officer, Oakley, Inc. "The management team is excited to benefit from his outstanding track record in strategic execution and results-oriented expansion as we work to turn consumer segments, product categories, geographies, and channels into complete business platforms."

Jannard concluded, "As our business continues to grow and gets more complex, it's apparent that my main passion lies in the chief mad scientist role. I am an inventor and entrepreneur at heart; I love electron beam gun vapor deposition machines and liquid laser prototypes - I see visions of the future when I sleep, not spreadsheets. In the near term, I will ensure an effective transition and then plan to focus on design, invention and continuing to punish mediocrity."

Since 2001, Mr. Olivet, 43, served as Nike, Inc.'s Vice President, Nike Subsidiaries and New Business Development where he led, developed and executed the company's multi-branding strategy including making three acquisitions. In Mr. Olivet's role as head of Nike's subsidiaries which included Cole Haan, Converse, Hurley, Starter and Bauer-Nike Hockey, the CEOs reported directly to him. These businesses grew collectively to represent $1.7 billion of wholesale revenue for the fiscal year ending May 31, 2005.

Prior to working at Nike, Mr. Olivet served as the Gap, Inc.'s Senior Vice President of Real Estate, Store Design, and Construction, responsible for the Gap, Banana Republic and Old Navy brands from 1998 to 2001. During this period he worked to increase the Gap, Inc.'s store count from 2,130 to 3,676 doors. He worked with Bain & Company, one of the world's leading management consulting firms, from 1984 to 1998, serving as a partner and head of the firm's worldwide practice in organizational effectiveness and change management from 1993 to 1998.

Mr. Olivet received his M.B.A. from the Graduate School of Business, Stanford University and his B.A. from Pomona College. He is an avid photographer, a collector of photography and contemporary art, and a supporter of arts/creativity in education programs.

Mr. Jannard founded Oakley, Inc. in 1975 and has successfully grown the company to more than $615 million in net sales, selling products in more than 100 countries worldwide. At Mr. Jannard's request, the nominating and corporate governance committee of Oakley's Board of Directors, led by outside director Tom Davin, initiated a process to identify potential successors for Mr. Jannard as chief executive officer. Mr. Olivet's appointment as CEO and board member of Oakley, Inc. was unanimously approved by Oakley's full board of directors.

About Oakley, Inc.

Oakley: a world brand, driven to ignite the imagination through the fusion of art and science. Building on its legacy of innovative, market-leading, premium sunglasses, the company offers a full array of products including performance apparel and accessories, prescription eyewear, footwear, watches and electronics to consumers in more than 100 countries. Trailing-12-month net sales through June 30, 2005 totaled $615.3 million and generated net income of $49.0 million. Oakley, Inc. press releases, SEC filings and the company's annual report are available at http://www.primezone.com/newsroom/ctr?d=86373&u=http://www.oakley.com

The Oakley Inc. logo is available at: http://www.primezone.com/newsroom/ctr?d=86373&u=http://www.primezone.com/newsroom/prs/?pkgid=1533

Safe Harbor Disclaimer

This press release contains certain statements of a forward-looking nature. Such statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to growth and strategies, future operating and financial results, financial expectations and current business indicators are based upon current information and expectations and are subject to change based on factors beyond the control of the company. Forward-looking statements typically are identified by the use of terms such as "look," "may," "will," "should," "might," "believe," "plan," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. The accuracy of such statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including but not limited to: risks related to the sale of OAKLEY THUMP and new product introductions in the company's electronics category; the company's ability to maintain approved vendor status and continue to receive product orders from the U.S. military; the company's ability to integrate and operate acquisitions, the company's ability to manage rapid growth; risks related to the limited visibility of future sunglass orders associated with the company's "at once" production and fulfillment business model; the ability to identify qualified manufacturing partners; the ability to coordinate product development and production processes with those partners; the ability of those manufacturing partners and the company's internal production operations to increase production volumes on raw materials and finished goods in a timely fashion in response to increasing demand and enable the company to achieve timely delivery of finished goods to its retail customers; the ability to provide adequate fixturing to existing and future retail customers to meet anticipated needs and schedules; the dependence on eyewear sales to Luxottica Group S.p.A, which, as a major competitor, could materially alter or terminate its relationship with the company; the company's ability to expand and grow its distribution channels and its own retail operations; unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by retailers; a weakening of economic conditions could continue to reduce demand for products sold by the company and could adversely affect profitability, especially of the company's retail operations; terrorist acts, or the threat thereof, could adversely affect consumer confidence and spending, could interrupt production and distribution of product and raw materials and could, as a result, adversely affect the company's operations and financial performance; the ability of the company to integrate licensing arrangements without adversely affecting operations and the success of such initiatives; the ability to continue to develop and produce innovative new products and introduce them in a timely manner; the acceptance in the marketplace of the company's new products and changes in consumer preferences; reductions in sales of products, either as the result of economic or other conditions or reduced consumer acceptance of a product, could result in a buildup of inventory; the ability to source raw materials and finished products at favorable prices to the company; the potential impact of periodic power crises on the company's operations including temporary blackouts at the company's facilities; foreign currency exchange rate fluctuations; earthquakes or other natural disasters; the company's ability to identify and execute successfully cost control initiatives; and other risks outlined in the company's SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2004 and other filings made periodically by the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

CONTACT:  Oakley, Inc.
          Editorial contacts:
          Lance Allega, Director of Investor Relations
          949/672-6985
          lallega@oakley.com

          PondelWilkinson Parham
          Investor Relations Counsel
          Ron Parham, Director of Investor Relations
          503/924-1186
          rparham@pondel.com